UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

SPREE ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41172	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1922 Wildwood Place NE,
Atlanta, GA	30324
(Address of Principal Executive Offices)	(Zip Code)

(470) 223-0227

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which
Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	SHAPU	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	SHAP	New York Stock Exchange

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SHAPW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supplementary Information Regarding Non-Redemption Agreements in Connection with Extraordinary General Meeting

As previously disclosed, Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Spree” or the “Company”) has called an extraordinary general meeting of the Company, which will be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on December 21, 2023 (the “Meeting”). The purpose of the Meeting will be the consideration of, and vote on, among other matters, a proposal to approve, by way of special resolution, an amendment to Spree’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which Spree has to consummate a business combination (the “Extension”) from March 20, 2024 to December 20, 2024 (the three-year anniversary of its initial public offering), or such earlier date as may be determined by Spree’s board of directors in its sole discretion (the “Articles Extension Proposal”).

As furthermore previously disclosed, in connection with the Meeting, the Articles Extension Proposal and the Extension, the Company and its sponsor, Spree Operandi, LP, a Cayman Islands exempted limited partnership (together with its wholly-owned subsidiary, Spree Operandi U.S. LP, a Delaware limited partnership, collectively, the “Sponsor”), have entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties (the “Non-Redeeming Shareholders”). Under the Non-Redemption Agreements, the Non-Redeeming Shareholders have agreed not to redeem (or to validly rescind any redemption requests with respect to) the Class A ordinary shares, par value $0.0001, of the Company (“Class A ordinary shares”) that they hold or acquire prior to the Meeting (the “Non-Redeemed Shares”), in connection with the shareholder vote on the Articles Extension Proposal. In exchange for that commitment of the Non-Redeeming Shareholders, the Sponsor has agreed to transfer founder shares of the Company held by it (which are currently Class B ordinary shares, par value $0.0001, of the Company (“Class B ordinary shares”)) (“Founder Shares”) to the Non-Redeeming Shareholders.

A description of the Non-Redemption Agreements appeared in Spree’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2023 and December 19, 2023 (the “Prior Reports”), the contents of which are incorporated by reference herein, and which can be accessed at the following links:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001881462/000121390023093273/ea189604-8k_spreeacq1.htm,

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001881462/000121390023096766/ea190316-8k_spree1.htm

Spree hereby reports supplementarily that it has entered into Non-Redemption Agreements with Non-Redeeming Shareholders with respect to an aggregate of 1,825,000 Non-Redeemed Shares. Based on the previously disclosed ratio of 70,000 Founder Shares for every 200,000 Non-Redeemed Shares, the Non-Redeeming Shareholders are expected to receive 638,750 Founder Shares from the Sponsor in exchange for their non-redemption commitments concerning those 1,825,000 Non-Redeemed Shares. The transfer of the Founder Shares to the Non-Redeeming Shareholders is subject to the conditions described in the Non-Redemption Agreements, including Spree’s consummation of an initial business combination.

As furthermore previously disclosed in the Prior Reports, the Non-Redemption Agreements are not expected to increase the likelihood that the Articles Extension Proposal is approved by Spree’s shareholders, but are expected to limit the reduction in the amount of funds that remain in the Company’s trust account following the Meeting due to redemptions by public shareholders.

The foregoing information with respect to the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed as Exhibit 10.1 to the first of the Prior Reports, which is incorporated herein by reference.

Item 8.01 Other Events.

Redemption Requests in Connection with Extraordinary General Meeting

Spree hereby reports that as of immediately prior to the Meeting, it has received redemption requests (that have not been withdrawn) with respect to an aggregate of 2,371,801 Class A ordinary shares held by public shareholders. Assuming that there are no further withdrawals of redemption requests by public shareholders that are accepted by Spree in connection with the vote on the Articles Extension Proposal at the Meeting, the redemption of the foregoing number of Class A ordinary shares would result in 1,864,987 Class A ordinary shares that are held by public shareholders that will remain outstanding following the Meeting. Additionally, the Sponsor will continue to hold 945,715 Class A ordinary shares and 5,000,000 Class B Ordinary Shares that will remain outstanding following the Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2023)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

SPREE ACQUISITION CORP. 1 LIMITED

By:	/s/ Shay Kronfeld
Name:	Shay Kronfeld
Title:	Chief Financial Officer

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